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                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------
                                                                    EXHIBIT 23.2

     We consent to the incorporation by reference in this Registration Statement of Infonet Services Corporation on Form S-8 of our report dated June 12, 2000, appearing in the Annual Report on Form 10-K of Infonet Services Corporation for the year ended March 31, 2000.

     We also consent to the reference to us under the heading "Named Experts and Counsel" in this Registration Statement of Infonet Services Corporation on Form S-8.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

September 22, 2000